                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Municipal Bond Fund:

We consent to the use in this Registration  Statement of Oppenheimer Municipal
Bond Fund of our report  dated  August 21, 2002  included in the  Statement of
Additional Information,  which is part of such Registration Statement,  and to
the  references  to  our  firm  under  the  headings  "Financial   Highlights"
appearing  in  the  Prospectus,  which  is  also  part  of  such  Registration
Statement,   and  "Independent   Auditors"   appearing  in  the  Statement  of
Additional Information.

                                    /s/ KPMG LLP
                                    -----------------
                                    KPMG LLP

Denver, Colorado
November 26, 2002